UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2016

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2016, the Board of Directors (the “Board”) of DaVita HealthCare Partners Inc. (the “Company”) adopted resolutions expanding the Board from 10 to 11 members, and appointed Phyllis R. Yale, as a member of the Board, to fill the newly created seat on the Board. A copy of the press release announcing the appointment of Ms. Yale is attached hereto as Exhibit 99.1.

Ms. Yale will receive the standard compensation and indemnification applicable to all other non-employee directors. We have described our Non-Employee Director Compensation Policy in our Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2016. The form of indemnification agreement we entered into with Ms. Yale is an exhibit to our Current Report on Form 8-K filed with the SEC on December 20, 2006.

No arrangement or understanding exists between Ms. Yale and any other person or persons pursuant to which she was selected as a director. The Company has not been a participant in any transaction since the beginning of its last fiscal year, and is not a participant in any currently proposed transaction, in which Ms. Yale, or any member of her immediate family, had or will have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of DaVita HealthCare Partners Inc. dated July 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: July 13, 2016	/s/ Martha Ha
Martha Ha
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of DaVita HealthCare Partners Inc. dated July 13, 2016